SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities and Exchange Act of 1934

Filed by Registrant    X
Filed by a Party other than the Registrant

Check the Appropriate Box:

          Preliminary Proxy Statement
------
  X       Definitive Proxy Statement
------
          Definitive Additional Materials
------
          Soliciting Materials Pursuant to ss.240.14a-11(c) or ss.240.14a-12
------


                    SIMON TRANSPORTATION SERVICES INC.
             (Name of Registrant as Specified in its Charter)

        The Simon Transportation Services Inc. Board of Directors
                (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the Appropriate Box):

  X      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
------
         $500 per each party to the controversy pursuant to Exchange Act Rule
------   14a-6(i)(3)

         Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
------

          (1)    Filed of each class of securities to which
                 transaction applies:                                  N/A
                                                                    ---------
          (2)    Aggregate number of securities to which
                 transaction applies:                                  N/A
                                                                    ---------
          (3)    Price per unit or other underlying value
                 of transaction computed pursuant to Exchange
                 Act Rule 0-11:                                        N/A
                                                                    ---------
          (4)    Proposed maximum aggregate value of transaction:      N/A
                                                                    ---------

          $ N/A     = Amount on which filing fee is calculated

----- Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)       Amount previously paid:                            N/A
                                                                   ------------
          (2)       Form, Schedule or Registration Statement No.:      N/A
                                                                   ------------
          (3)       Filing Party:                                      N/A
                                                                   ------------
          (4)       Date Filed:                                        N/A
                                                                   ------------

                       SIMON TRANSPORTATION SERVICES INC.
                                P.O. BOX 26297
                        SALT LAKE CITY, UTAH  84126-0297


                           NOTICE AND PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 18, 1996

--------------------------------------------------------------------------------

To Our Stockholders:

         The 1996 Annual Meeting of Stockholders (the "Annual Meeting") of Simon Transportation Services Inc., a Nevada corporation (the "Company"), will be held at the Little America Hotel, Flagstaff Room, second floor, 500 South Main Street, Salt Lake City, Utah 84101, at 10:00 a.m., Mountain Standard Time, on December 18, 1996, for the following purposes:

        1. To consider and act upon a proposal to elect four (4) directors of the Company;

        2. To consider and act upon a proposal to ratify the selection of Arthur Andersen LLP, as independent public accountants for the Company for the 1997 fiscal year; and

        3. To consider and act upon such other matters as may properly come before the meeting and any adjournment thereof.

The foregoing matters are more fully described in the accompanying Proxy Statement.

The Board of Directors has fixed the close of business on November 12, 1996, as the record date for the determination of Stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. Shares of Common Stock may be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy. YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO PROMPTLY DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. Returning your proxy now will not interfere with your right to attend the Annual Meeting or to vote your shares personally at the Annual Meeting, if you wish to do so. The prompt return of your proxy may save the Company additional expenses of solicitation.
All Stockholders are cordially invited to attend the Annual Meeting.

                                         By Order of the Board of Directors

                                         /s/ Richard D. Simon

                                         Richard D. Simon
                                         Chairman of the Board
Salt Lake City, Utah
November 15, 1996

--------------------------------------------------------------------------------
                        SIMON TRANSPORTATION SERVICES INC.
--------------------------------------------------------------------------------
                              Post Office Box 26297
                          Salt Lake City, UT 84126-0297
                 --------------------------------------------

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD DECEMBER 18, 1996

--------------------------------------------------------------------------------

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Simon Transportation Services Inc., a Nevada corporation (the "Company"), to be used at the 1996 Annual Meeting of Stockholders of the Company ("Annual Meeting"), which will be held at the Little America Hotel, Flagstaff Room, second floor, 500 South Main Street, Salt Lake City, Utah 84101, on December 18, 1996, at 10:00 a.m. Mountain Standard Time, and any adjournment thereof. All costs of the solicitation will be borne by the Company. The approximate date of mailing this proxy statement and the enclosed form of proxy is November 15, 1996.

The enclosed copy of the Company's annual report for the fiscal year ended September 30, 1996, is not incorporated into this Proxy Statement and is not to be deemed a part of the proxy solicitation material.

                              PROXIES AND VOTING

         Only stockholders of record at the close of business on November 12, 1996, ("Stockholders") are entitled to vote, either in person or by valid proxy, at the Annual Meeting. Holders of Class A Common Stock are entitled to one vote for each share held. Holders of Class B Common Stock are entitled to two votes for each share held. On November 12, 1996, there were issued and outstanding 2,870,597 shares of Class A Common Stock, par value one cent ($.01), entitled to cast an aggregate 2,870,597 votes on all matters subject to a vote at the Annual Meeting, and 1,872,161 shares of Class B Common Stock, par value one cent ($.01), entitled to cast an aggregate 3,744,322 votes on all matters subject to a vote at the Annual Meeting. The Company has a total of 4,742,758 shares of Common Stock outstanding, entitled to cast an aggregate 6,614,919 votes on all matters subject to a vote at the Annual Meeting. The number of issued and outstanding shares excludes 400,000 shares of Class A Common Stock reserved for issuance to employees under the Company's incentive stock plan (options covering an aggregate of approximately 260,000 such shares have been granted, of which 43,830 shares were at October 31, 1996 subject to vested but unexercised options), and 25,000 shares of Class A Common Stock reserved for issuance under the Company's Outside Director Stock Plan, of which none had been exercised. Holders of unexercised options are not entitled to vote at the Annual Meeting. The Company has no other class of stock outstanding. Stockholders are not entitled to cumulative voting in the election of directors.

         Any Stockholder may be represented and may vote at the Annual Meeting by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two (2) or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless coupled with an interest or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Any Stockholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting by filing with the Secretary of the Company a revocation of the proxy, by delivering to the Company a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the Company.

         Other than the election of directors, which requires a plurality of the votes cast, each matter to be submitted to the Stockholders requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast "For" or "Against" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

                                 PROPOSAL 1
                           ELECTION OF DIRECTORS

         At the Annual Meeting, the Stockholders will elect four (4) directors to serve as the Board of Directors until the 1997 Annual Meeting of the Stockholders of the Company or until their successors are elected and qualified. In the absence of contrary instructions, each proxy will be voted for the election of Richard D. Simon, Alban B. Lang, Irene Warr, and H. J. Frazier, all of whom are standing for re-election to the Board of Directors. Richard D. Simon, who is entitled to cast 56.8% of the eligible votes at the Annual Meeting, has indicated that he will vote for the named nominees, and assuming that he does, such nominees will be elected. Fred S. Ball, Jr., a director during the 1996 fiscal year, is not standing for reelection.

Information Concerning Executive Officers and Directors

         Information concerning the names, ages, positions with the Company, tenure as a director, and business experience of the Company's executive officers and directors is set forth below. All references to experience with the Company include positions with the Company's operating subsidiary, Dick Simon Trucking, Inc., a Utah corporation. Richard D. Simon is the father of Kelle A. Simon, Lyn Simon, and Richard D. Simon, Jr.


           NAME              AGE                      POSITION                        DIRECTOR SINCE
           ----              ---                      --------                        --------------
Richard D. Simon (1)          60   Chairman of the Board, President, and                   1972
                                    Chief Executive Officer
Alban B. Lang                 50   Chief Financial Officer, Treasurer, and                 1988
                                    Secretary; Director
Kelle A. Simon                35   Vice President of Maintenance                            --
Lyn Simon                     32   Vice President of Sales                                  --
Richard D. Simon, Jr.         25   Vice President of Operations                             --
Irene Warr (1) (2)            65   Director                                                1995
H. J. Frazier (2)             61   Director                                                1995



(1)      Member of the Compensation Committee.
(2)      Member of the Audit Committee.

         Richard D. Simon founded the Company in 1955 and has served as its Chairman of the Board, President, and Chief Executive Officer since its incorporation in 1972.

         Alban B. Lang has served as Chief Financial Officer, Treasurer, and Secretary since 1992, prior to which he served as controller since 1987. Mr. Lang is a certified public accountant and holds two Bachelor of Science degrees, one in chemistry and the other in accounting, a Masters of Business
Administration degree, and a Masters degree in fuel engineering, all from the University of Utah.

         Kelle  A.  Simon  has  served  as  the  Company's   Vice  President  of
Maintenance since 1992, prior to which he served as Maintenance Director from 1986 to 1992.

         Lyn Simon has served as Vice President of Sales since 1986. From 1984 to 1986, Mr. Simon served in numerous operating positions with the Company, including implementing computer and telecommunications systems, and managing the accounts receivable, accounts payable, public relations, and fuel tax and licensing departments.

         Richard D. Simon, Jr. has served as the Company's Vice President of Operations since 1992, prior to which he served as a dispatcher and customer service representative after joining the Company in 1990.

         Irene Warr has been engaged in the private practice of law in Salt Lake City since 1957 and has represented the Company in numerous matters since 1962. Ms. Warr represents many trucking companies and has specialized in motor carrier transportation law for over 30 years.

         H. J. Frazier held various management positions with Westinghouse Electric, Inc. from 1973 until his retirement in 1993, including serving as President of Westinghouse Communities, a residential real estate development subsidiary. Prior to joining Westinghouse, Mr. Frazier practiced as an attorney. He currently serves as a director of Full House Resort, Inc., a publicly held resort and gaming properties enterprise.

Meetings and Compensation

         Board of Directors. From the Company's November 17, 1995, initial public offering through the remainder of the fiscal year ended September 30, 1996, the Board of Directors of the Company met on three occasions. All directors attended the meetings of the Board of Directors and all of the meetings held by committees of the Board on which they served. Directors who are not employees of the Company receive an annual retainer of $5,000 plus $1,000 per meeting of the Board of Directors or a committee thereof attended by the director (if such committee meeting is held other than on the day of a Board meeting), plus reimbursement of expenses incurred in attending such Board or committee meetings. Non-employee directors also receive the annual option to purchase 1,000 shares of the Company's Class A Common Stock. See "Outside Director Stock Plan."

         Compensation Committee. The Compensation Committee of the Board of Directors was formed August 16, 1995 and met twice during fiscal year 1996. All members were present for both meetings. This committee reviews all aspects of compensation of the Company's executive officers and makes recommendations on such matters to the full Board of Directors. The Compensation Committee had sole discretion to select participants, grant awards, and otherwise administer the Company's Incentive Stock Plan (the "Plan") prior to August 15, 1996, when the Plan was amended to conform with new rules issued by the Securities and Exchange Commission. See "Incentive Stock Plan." The Report of the Compensation Committee for 1996 is set forth below. See "Compensation Committee Report on Executive Compensation."

         Audit Committee. The Audit Committee, which was formed shortly after the initial public offering, did not meet during fiscal year 1996. The Audit Committee makes recommendations to the Board concerning the selection of outside auditors, reviews the Company's financial statements, reviews and discusses audit plans, audit work, internal controls, and the report and recommendations of the Company's independent auditors, and considers such other matters in relation to the external audit of the financial affairs of the Company as may be necessary or appropriate in order to facilitate accurate and timely financial reporting.

         Nominating Committee. The Board does not maintain a standing nominating committee or other committee performing similar functions.

         Compensation Committee Interlocks and Insider Participation. Ms. Warr has served on the Compensation Committee since the Company's initial public offering on November 17, 1995. She is not an officer or employee of the Company. On May 3, 1996, Richard D. Simon was appointed to serve on the Compensation Committee. Effective January 1, 1995, the Company agreed to pay Ms. Warr $30,000 annually ($2,500 per month) and provide her health insurance coverage at a cost to the Company of $130 per month and an office at the Company's headquarters. Ms. Warr has served as counsel to Richard D. Simon since 1962 and the Company since its incorporation in 1972. See "Certain Transactions" for additional disclosure of transactions between the Company and its directors and executive officers.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES FOR DIRECTOR PRESENTED IN PROPOSAL 1.

                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning the annual and long-term compensation paid to the chief executive officer and the four other named executive officers of the Company (the "Named Officers"), for services in all capacities to the Company for the fiscal years ended September 30, 1995 and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                     Long-Term Compensation
                                                                           -------------------------------------------
                                             Annual Compensation                 Awards               Payouts
                                   -----------------------------------------------------------------------------------
   Name and Principal Position       Year   Salary   Bonus   Other Annual  Restricted Option/    LTIP     All Other
                                                             Compensation(1) Stock      SAR    Payouts  Compensation(2)
                                              ($)     ($)                   Award(s)
                                                                  ($)         ($)       (#)      ($)         ($)
------------------------------------------------------------ ---------------------------------------------------------
Richard D. Simon,                    1996   348,400    -           -           -         -        -         2,803
  Chairman, President, and           1995   210,000    -        61,936         -         -        -         2,803
  Chief Executive Officer
Alban B. Lang,                       1996   156,000    -           -           -         -        -         2,803
  Chief Financial Officer,           1995   156,000    -        33,762         -       23,000     -         2,803
  Treasurer, and Secretary
Kelle A. Simon,                      1996   156,000    -           -           -         -        -         2,803
  Vice President of Maintenance      1995   156,000    -        52,628         -       23,000     -         2,803
Lyn Simon,                           1996   156,000    -           -           -         -        -         2,803
  Vice President of Sales            1995   156,000    -        42,768         -       23,000     -         2,803
Richard D. Simon, Jr.,               1996   156,000    -           -           -         -        -         2,803
  Vice President of  Operations      1995   156,000    -        65,689         -       23,000     -         2,803



1 Represents the value of premiums and taxes due with respect to life insurance policies that the Company has discontinued. Excludes $1,198,672 for Richard D. Simon, $74,325 for Alban B. Lang, and $80,154 for each of Kelle A. Simon, Lyn Simon, and Richard D. Simon, Jr., in S corporation distributions. Excludes $21,772 paid to Kelle A. Simon, which represents the excess of the August 1995 sale price over the April 1995 valuation of certain real estate acquired by the Company in the Freight Sales merger.

2 Represents the amount of Company-paid health benefits.

3 During the fiscal year ended September 30, 1995, Mr. Simon also received $532,000 in rental payments relating to certain real estate and revenue equipment leased to the Company by R. D. Simon Trucking. Mr. Simon contributed the R. D. Simon Trucking assets, subject to related liabilities, to the Company effective April 19, 1995, and no longer leases any assets to the Company. Contemporaneously with the contribution of such assets, Mr. Simon's salary was adjusted to $348,400 annually.

         The Company did not grant stock options to the Named Officers during the fiscal year ended September 30, 1996. The following table sets forth information with respect to the Named Officers concerning the exercise and ownership of options held at September 30, 1996:



                       AGGREGATED OPTION EXERCISES AND HOLDINGS


                                                            Number of Options at 9/30/96  Value of Options at 9/30/96(1)
Name                          Shares            Value        Exercisable/Unexercisable       Exercisable/Unexercisable
------------------------------------------ ---------------- ----------------------------- -----------------------------
Richard D. Simon                 -                -                      -                             -
Alban B. Lang                    -                -                 4,600/18,400                 $22,264/89,056
Kelle A. Simon                   -                -                 4,600/18,400                 $22,264/89,056
Lyn Simon                        -                -                 4,600/18,400                 $22,264/89,056
Richard D. Simon, Jr.            -                -                 4,600/18,400                 $22,264/89,056



1 Based on the $13.84 closing price of the Company's Class A Common Stock on September 30, 1996.

         The Company does not have a long-term incentive plan or a defined benefit or actuarial plan and has never issued any stock appreciation rights.

Employment Agreements

         The Company currently does not have any employment contracts, severance or change-in-control agreements with any of its executive officers. However, under certain circumstances in which there is a change of control, holders of outstanding stock options granted under the Plan may be entitled to exercise such options notwithstanding that such options may otherwise not have been fully exercisable. Similar rights could be extended to holders of additional awards under the Plan if any such awards were granted. See "Incentive Stock Plan."

Compensation Committee Report on Executive Compensation

         The Compensation Committee believes that the Company's executive officers, including the Named Officers and the Chief Executive Officer, should be compensated at a level comparable to persons holding similar positions at peer companies, taking into account the relative size of the companies, responsibilities of the officers, experience, geographical location, and the relative performance of the Company and its peers, measured by stock performance, operating margin, and revenue and net income growth rates. In addition, the Compensation Committee will consider the attainment of specific goals that may be established for such officers from time-to-time. Corporate performance, measured by stock appreciation, is an important aspect of the executive officers' compensation, as reflected by the Compensation Committee's award of stock options covering 145,000 shares of Class A Common Stock to the executive officers and certain other key employees contemporaneously with the Company's initial public offering. The compensation of all executive officers, including the Chief Executive Officer, was established prior to the Company's initial public offering and prior to any meeting of the Compensation Committee. Accordingly, the Compensation Committee did not establish particular performance criteria upon which the compensation of any executive officer or the Chief Executive Officer was based in fiscal year 1996. During the 1996 fiscal year, the Company (with the Compensation Committee's approval) adopted a bonus program for executive officers and a key employee that would create a bonus pool equal to 5 percent of earnings before provision for income taxes, subject to the achievement of specified operating ratio and other performance goals. The bonus program becomes effective in the 1997 fiscal year and is intended to link compensation to the Company's performance.

                                   Compensation Committee:

                                   Irene Warr
                                   Richard D. Simon


Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors, and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that its officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them during the Company's preceding fiscal year, except as follows: Lyn Simon was late in filing two reports covering the court ordered transfer of 6,722 shares of Class A Common Stock to his former wife (1,000 of which have been transferred and 5,722 of which will be transferred and are reflected as owned by Mr. Simon on the table entitled "Security Ownership of Principal Stockholders and Management" on page 8 of this proxy statement) and the purchase of 5,661 shares of Class A Common Stock in an intraplan transfer within the Company's ss.401(k) Profit Sharing Plan. H. J. Frazier was late in filing a report that he purchased 5,000 shares of Class A Common Stock in the Company's initial public offering.

Stock Price Performance Graph

                  COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
              PERFORMANCE GRAPH FOR SIMON TRANSPORTATION SERVICES INC.

         The following graph compares the cumulative total stockholder return of the Company's Class A Common Stock with the cumulative total stockholder return of the NASDAQ Stock Market (U.S. Companies) and the NASDAQ Trucking & Transportation Stocks commencing November 17, 1995, and ending September 30, 1996.


                   GRAPH  WAS CENTERED HERE IN PRINTED FORM



         The stock performance graph assumes $100 was invested on November 17, 1995, the date of the Company's initial public offering. There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make or endorse predictions as to future stock performance. The CRSP Index for NASDAQ Trucking & Transportation Stocks includes all publicly held truckload motor carriers traded on the NASDAQ Stock Market, as well as all NASDAQ companies within the Standard Industrial Code Classifications 3700-3799, 4200-4299, 4400-4599, and 4700-4799.

                      SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
                                    AND MANAGEMENT

         The following table sets forth, as of October 31, 1996, the number and percentage of outstanding shares of Common Stock beneficially owned by each person known by the Company to beneficially own more than 5% of such stock, by each director, by each Named Officer of the Company, and by all directors and executive officers of the Company as a group.

----------------------------------------------------------------------------------------------------------------------
                             SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
----------------------------------------------------------------------------------------------------------------------
     Title of Class                  Name of Beneficial Owner 1              Amount & Nature of   Percent of Class 3
                                                                                 Beneficial
                                                                                Ownership 2
----------------------------------------------------------------------------------------------------------------------
     Class A Common       Richard D. Simon 4                                       10,500           Class A - .2%
     Class B Common       Richard D. Simon 4                                     1,872,161          Class B - 100%
                                                                                                    Total - 39.7%
----------------------------------------------------------------------------------------------------------------------
     Class A Common       Alban B. Lang                                            79,923                1.7%
----------------------------------------------------------------------------------------------------------------------
     Class A Common       Kelle A. Simon                                           88,229                1.9%
----------------------------------------------------------------------------------------------------------------------
     Class A Common       Lyn Simon                                                88,229                1.9%
----------------------------------------------------------------------------------------------------------------------
     Class A Common       Richard D. Simon, Jr.                                    87,229                1.8%
----------------------------------------------------------------------------------------------------------------------
     Class A Common       Irene Warr                                                300                   *
----------------------------------------------------------------------------------------------------------------------
     Class A Common       H. J. Frazier                                            5,000                  *
----------------------------------------------------------------------------------------------------------------------
     Class A Common       Cowen Asset Management                                  283,400                6.0%
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
    Class A & Class B     All directors, executive officers and other 5%         2,514,971              53.0%
         Common           stockholders as a group (8 persons)
----------------------------------------------------------------------------------------------------------------------



* Less than one percent.

1 The business address of Richard D. Simon, Alban B. Lang, Kelle A. Simon, Lyn Simon, Richard D. Simon, Jr., and Irene Warr is P.O. Box 26297, Salt Lake City, Utah 84126-0297. The address of H.J. Frazier is 130 Wanish Place, Palm Desert, California 92260.

2 Excludes options to purchase 92,000 shares of Class A Common Stock granted (23,000 shares each) to Alban B. Lang, Kelle A. Simon, Lyn Simon, and Richard D. Simon, Jr. under the Company's Incentive Stock Plan. Unless otherwise indicated all shares are owned directly.

3 Percentage based on both Class A and Class B Common Stock.

4 All shares are held by Richard D. Simon, Trustee of the Richard D. Simon Revocable Trust, UTAD 2/12/93, of which the four children of Richard D. Simon are the beneficiaries, subject to a life estate in favor of Valene Simon, wife of Richard D. Simon. Because the Class B Common Stock is entitled to two votes per share, Mr. Simon, as Trustee, controls 56.8% of the combined voting power of the Common Stock.

                               CERTAIN TRANSACTIONS


Past Transactions

         The Company was an S corporation from October 1 to November 16, 1995, and during such time declared and paid a $605,060 distribution to its then existing stockholders, as follows: $492,510 to Richard D. Simon, $20,762 to Alban B. Lang, $22,947 to Kelle A. Simon, $22,947 to Lyn Simon, $22,947 to Sherry L. Simon Bokovoy, and $22,947 to Richard D. Simon, Jr.

         Sherry L. Simon Bokovoy and Jon Bokovoy are the daughter and son-in-law of Richard D. Simon. Ms. Bokovoy is employed by the Company as assistant treasurer and assistant secretary, and Mr. Bokovoy is employed by the Company as a customer service representative. Ms. Bokovoy was paid an aggregate $93,600 during the 1996 fiscal year. Mr. Bokovoy is employed as a customer service representative and was paid an aggregate $62,400, during fiscal 1996.

         Prior to the Company's initial public offering, Richard D. Simon guaranteed the Company's line of credit and all of its revenue equipment debt, capitalized leases, and operating leases. The guarantees were released after the offering.

         For additional information concerning certain transactions involving the Company's officers and directors, see "Compensation Committee Interlocks and Insider Participation."

                                 PROPOSAL 2
                  RATIFICATION OF SELECTION OF INDEPENDENT
                             PUBLIC ACCOUNTANTS


         The Board of Directors has selected Arthur Andersen LLP as independent public accountants for the Company for the 1997 fiscal year. Arthur Andersen LLP has served as independent public accountants for the Company since 1988. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting with an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 2 TO RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY.


                              INCENTIVE STOCK PLAN

         In May 1995, the Company's Board of Directors and stockholders adopted the Plan to attract and retain employees and motivate them through incentives that are aligned with the Company's goals of increased profitability and stockholder value. Awards under the Plan were originally made by the Compensation Committee of the Board of Directors, which was comprised solely of "disinterested directors" as such term is used in former Rule 16b-3(c) of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Effective August 15, 1996, the Board of Directors voted to amend the Plan to bring it into compliance with new Section 16 rules under the Exchange Act and rely on the new Section 16 rules as of that date. Accordingly, the Plan is presently administered by the Board of Directors and may be administered in the future by a committee if one is appointed by the Board of Directors. Nonemployee directors would compromise any committee that makes awards to executive officers, directors, or 10% stockholders. Awards may be in the form of incentive stock options, non-qualified stock options, restricted stock awards, or any other awards of stock consistent with the Plan's purpose. Decisions of the administrator are binding upon the Company, and all participants. Participants in the Plan are selected by the administrator. The only grants made under the Plan to date were on June 1, 1995, and all employees with at least one year tenure received options. Future grants may be made to any employees designated by the administrator.

         The administrator may amend the Plan but may not, without the prior approval of the stockholders, amend the plan to extend the period during which the options or awards may be granted or exercised, extend the term of the Incentive Stock Plan, or increase the total number of reserved shares. The administrator may substitute new stock options for previously granted options. No awards of incentive stock options may be made after May 31, 2005.

         The Company reserved 400,000 shares of Class A Common Stock for issuance pursuant to the Plan, and to date has awarded options covering an aggregate of approximately 260,000 of such shares (including 23,000 shares each to its four executive officers other than Richard D. Simon) at an exercise price of $9.00 per share. Such options become exercisable between June 1, 1996 and June 1, 2000 at the rate of 20% per year. The price payable upon exercise of an option may be satisfied in cash or, in the administrator's discretion, with previously acquired shares of the Company's Class A Common Stock or vested but unexercised options (valued at the difference between the market price of the stock on the date of exercise and the exercise price). The market price of the stock as of October 31, 1996, was $16 3/8, which results in the stock underlying the options having a market value of approximately $4,257,500 at such date. Options or awards that expire unexercised, are forfeited, or are settled in exchange for tax withholding or in payment of the exercise price of other options, become available again for issuance under the Plan. The administrator may determine when and in what amounts future awards vest and options become exercisable. Terms of awards need not be the same for all participants.

         No awards have been granted to Richard D. Simon, the Company's Chairman, President, and Chief Executive Officer. Options for 23,000 shares each have been granted to Alban B. Lang, Kelle A. Simon, Lyn Simon, Richard D. Simon, Jr., who are executive officers, and directors of the Company. The options for 92,000 shares granted to such persons constitute 5% or more of the options for shares subject to the Plan. Sherry L. Simon Bokovoy daughter of Richard D. Simon, has been granted options to purchase 23,000 shares. Mrs. Bokovoy is the only associate of any director, or executive officer who has been granted options.

Federal Income Tax Consequences for Incentive Stock Options.

         Awards may be in the form of incentive stock options, non-qualified stock options, restricted stock awards, or any other awards of stock consistent with the Plan's purpose. Options granted as incentive stock options ("ISOs") are intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") for special tax treatment. Neither the grant of the ISO nor the exercise of the ISO by a participant ("Optionee") will result in the recognition of taxable income to the Optionee. However, the exercise of an ISO will result in an item of tax preference to an Optionee potentially subject to the alternative minimum tax. The ultimate sale or other disposition by the Optionee of the shares obtained upon exercise of the ISO will result in capital gain or loss equal to the difference between the fair market value on the date of sale and the exercise price. The Company will not have a deduction with regard to the ISO at the time of the grant, the exercise or the ultimate sale of the shares.

         Notwithstanding the foregoing, if an Optionee sells or disposes of the shares prior to two years after the date of the grant of the ISO or one year after the date of the exercise, the Optionee will recognize compensation income on the sale to the extent the value on the date of exercise exceeded the exercise price. The excess of the amount received on the sale over the value on the date of exercise will be capital gain. In the case of such a disqualifying disposition of shares, the Company may deduct the amount of income recognized as compensation income. A person entitled to exercise the ISO after the death of an Optionee may sell the stock obtained on the exercise of an option at any time without regard to the normal holding requirements.

         In addition to the foregoing federal tax considerations, the exercise of an ISO and the ultimate sale or other disposition of the shares acquired thereby will in most cases be subject to state income taxation.

Federal Income Tax Consequences for Nonstatutory Stock Options.

         An Optionee does not realize any compensation income upon the grant of a Nonstatutory Stock Option ("NSO"). Additionally, the Company may not take a tax deduction at the time of the grant. Upon exercise of an NSO, an Optionee realizes and must report as compensation income an amount equal to the difference between the fair market value of the securities on the date of exercise and the exercise price. The Company is entitled to take a deduction at the same time and in the same amount as the Optionee reports as compensation income, provided the Company withholds federal income tax in accordance with the Code and applicable Treasury regulations. In addition to the foregoing federal tax considerations, the exercise of an Option and the ultimate sale or other disposition of the shares of Common Stock acquired thereby will in most cases be subject to state income taxation.

                          OUTSIDE DIRECTOR STOCK PLAN

         In August 1995, the Company's Board of Directors and stockholders adopted the Outside Director Stock Plan. Commencing with the 1996 annual meeting, and at each annual meeting thereafter, each nonemployee director who has served on the Board of Directors continuously since the date of the previous year's annual meeting receives an option to purchase 1,000 shares of the Company's Class A Common Stock at 85% of the market price as of the last day of the month prior to the annual meeting (except for 1996, in which the exercise price was fixed at $9.00. The term of each option is six years from the date of grant and each option vests on the first anniversary of the date of grant.

         STOCKHOLDERS ARE NOT BEING ASKED TO TAKE ACTION WITH RESPECT TO THE PLAN, OR THE OUTSIDE DIRECTORS STOCK PLAN. THE SUMMARY PROVIDED HEREIN IS INFORMATIONAL ONLY.

                            STOCKHOLDER PROPOSALS

         Stockholder proposals intended to be presented at the 1997 Annual Meeting of the Stockholders of the Company must be received by the Corporate Secretary of the Company at the Company's principal executive offices on or before July 18, 1997, to be eligible for inclusion in the Company's proxy material related to that meeting. The inclusion of any such proposals in such proxy material shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.


                                 OTHER MATTERS

         The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties.

                                            Simon Transportation Services Inc.

                                            /s/ Richard D. Simon

                                            Richard D. Simon
                                            Chairman of the Board

November 15, 1996